EXHIBIT 10.5

                                CIGNA CORPORATION
                                   STOCK PLAN
               (As Amended and Restated through February 24, 1999)

                                    ARTICLE 1
                              Statement of Purpose

The CIGNA Corporation Stock Plan (the "Plan") is intended to reward and provide incentives for key employees of CIGNA Corporation and its Subsidiaries by providing them with an opportunity to acquire an equity interest in CIGNA Corporation, thereby increasing their personal interest in its continued success and progress. It also is intended to aid the Company in attracting key personnel of exceptional ability.


                                    ARTICLE 2
                                   Definitions

2.1 Defined Terms. For all purposes of this Plan, except as otherwise expressly provided or defined herein or unless the context otherwise requires, the terms defined in this Article shall have the following meanings:

     "Board of Directors" means either the board of directors of CIGNA Corporation or any duly authorized committee of that board.

     "Change of Control" means:

     (I)  a corporation, person or group acting in concert as described in
          Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having voting power which is either (I) more than 50% of the voting power of the shares which voted in the election of directors of CIGNA Corporation at the shareholders' meeting immediately preceding such determination, or
          (ii) more than 25% of the voting power of CIGNA Corporation's outstanding common shares; or

     (ii) as a result of a merger or consolidation to which CIGNA Corporation is a party, either (I) CIGNA Corporation is not the surviving corporation or (ii) Directors of CIGNA Corporation immediately prior to the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; or

     (iii) a change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (I) were directors at the beginning of such consecutive 24-month period; or (ii) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

     "Committee" means the People Resources Committee of the Board of Directors or any successor committee with responsibility for compensation. The number of Committee members and their qualifications shall at all times be sufficient to meet the requirements of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

     "Common Stock" means the common stock, par value $1 per share, of CIGNA Corporation.

     "Company" means CIGNA Corporation, a Delaware corporation, and/or its Subsidiaries.

     "Deferred Compensation Account" means a separate account established pursuant to a Deferred Compensation Plan.

     "Deferred Compensation Plan" means and refers to a deferred compensation plan of the Company which has been designated by the Committee as a "Deferred Compensation Plan" for purposes of this Plan.

     "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code.

     "Early Retirement" means a Termination of Employment, after appropriate notice to the Company, (I) on or after age 55 and before age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or (ii) upon such terms and conditions approved by the Committee or officers of the Company designated by the Board of Directors or the Committee.

     "Eligible Employee" means a salaried officer or other key employee of the Company who (I) occupies a position with the Company that has been designated by the Committee as an eligible position for participation in this Plan or (ii) has been specifically authorized or designated by the Committee to participate in this Plan.

     "Fair Market Value" means the mean between the highest and lowest quoted selling prices as reported on the Composite Tape (or other successor means of publishing stock prices) on the date as of which any determination of such value is or is required to be made, or, if the Composite Tape or such successor publication is not published on such date, on the next preceding date of publication. In the absence of such sales, Fair Market Value shall be determined by the Committee, which shall take into account all relevant facts and circumstances.

     "Incentive Stock Option" means a stock option granted in accordance with
     Section 422A of the Internal Revenue Code.

     "Participant" means an Eligible Employee to whom any one or more of the awards authorized in this Plan shall have been granted.

     "Payment Date" means the date that payment of an award pursuant to a Qualifying Incentive Plan, or of a benefit pursuant to a Qualifying Supplemental Benefit Plan, is made or would have been made but for deferral pursuant to Section 3.7(b).

     "Qualifying Incentive Plan" means any Company bonus plan, short-term or long-term incentive compensation plan or any other incentive compensation arrangement, including but not limited to the Company's Performance Recognition Award Program.

     "Qualifying Supplemental Benefit Plan" means any plan of the Company pursuant to which benefits which would have been paid under a tax qualified retirement plan but for legal limitations are payable in cash to eligible employees of the Company.

     "Retirement" means a Termination of Employment, after appropriate notice to the Company, (I) on or after age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or
     (ii) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board of Directors or the Committee.

     "Subsidiary" means any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by CIGNA Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by CIGNA Corporation.

     "Termination for Cause" means a Termination of Employment initiated by the Company on account of the conviction of Participant of a felony involving fraud or dishonesty directed against the Company.

     "Termination of Employment" means the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or the occurrence of a transaction by which the Participant's employing Company ceases to be a Subsidiary.

     "Termination Upon a Change of Control" means a Termination of Employment upon or within two years after a Change of Control (I) initiated by the Company or a successor corporation other than pursuant to Termination for Cause or (ii) initiated by the Participant and pursuant to the Participant's certification that the Change of Control has rendered him unable to perform the duties and responsibilities of the position he held immediately prior to the Change of Control by adverse changes in his authority, compensation, office location, duties, responsibilities, or title.

2.2 General. Certain terms are defined in other Articles of this Plan. The terms defined in this Article and elsewhere in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.


                                    ARTICLE 3
                        Authorized Stock Incentive Awards

3.1  Authorized Awards. The awards authorized are as follows:

(a)  stock options,

(b)  stock appreciation rights,

(c)  restricted stock grants,

(d)  dividend equivalent rights, and

(e) Common Stock in lieu of cash or other awards payable under a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan.

3.2 General Powers of the Committee. Subject to the provisions of this Plan, the Committee is authorized and empowered in its sole discretion to select Participants and to grant to them any one or more of the awards authorized above in such amounts and combinations and upon such terms and conditions as it shall determine.

3.3 Stock Options. (Paragraphs (d), (f), (g) and (h) below apply only to options granted on or after February 24, 1999.) The Committee shall have the authority to grant Eligible Employees options to purchase Common Stock upon such terms and conditions as it shall establish, including restrictions on the right to exercise options, subject in all events to the following limitations and provisions of general application:

(a) The option price per share of any option shall not be less than the Fair Market Value on the date of grant. The option price may be paid in cash or, if the Committee so provides, in Common Stock (including Common Stock subject to a Restricted Period pursuant to Section 3.5(a)). Common Stock used to pay the option price shall be valued using the Fair Market Value on the date of exercise. To the extent the option price is paid in shares of restricted stock, an equal number of the shares of Common Stock purchased upon exercise of the option shall be subject to identical restrictions which shall continue in effect for the remaining part of the Restricted Period applicable to the restricted stock used to pay the option price.

(b)  No option shall be for a term of more than 10 years from the date of grant.

(c) No option may be exercised during a leave of absence except to the extent exercisable immediately prior to commencement of the leave of absence, unless otherwise expressly provided by the Committee.

(d) Except as provided elsewhere in this Section 3.3, in the event of Termination of Employment (including termination during an approved leave of absence) for any reason of a Participant holding an outstanding option, the term of the option shall expire on the earlier of the date of Termination of Employment or the expiration date set forth in the option.

(e) In the event of Termination of Employment due to death or Disability (including death or Disability during an approved leave of absence) of a Participant holding an outstanding Incentive Stock Option, the option shall be fully exercisable immediately and the term of the option shall expire on the earlier of 12 months from the date of Termination of Employment or the expiration date set forth in the option.

(f) In the event of Termination of Employment due to death, Disability, Early Retirement or Retirement (including such termination during an approved leave of absence) of a Participant holding an outstanding option other than an Incentive Stock Option, the option shall immediately become exercisable upon Participant's Termination of Employment and shall remain fully exercisable until (1) the expiration date set forth in the Option if, within six months before the Termination of Employment date, the Participant was an Executive Officer subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934 or
(2) the earlier of the expiration date set forth in the Option or the third anniversary of Participant's Termination of Employment.

(g) In the event of Termination of Employment due to Early Retirement or Retirement (including during an approved leave of absence) of a Participant holding an outstanding Incentive Stock Option or Termination of Employment Upon a Change of Control of a Participant holding an outstanding option, the term of the option shall expire on the earlier of 3 months from the date of Termination of Employment or the expiration date set forth in the option.

(h) Notwithstanding the provisions of Section 3.3(f), in the event of a Termination of Employment due to Early Retirement (including during an approved leave of absence) of a Participant holding an outstanding option, the Committee or its designee may, in its or his sole discretion, curtail the exercise period of the option from the expiration date set forth in the option to any earlier date up to and including the date of Participant's Termination of Employment.

3.4 Stock Appreciation Rights. The Committee shall have the authority to grant stock appreciation rights to Eligible Employees who are granted options under this Plan upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application:

(a) Each right shall relate to a specific option granted under this Plan and shall be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee.

(b) The right shall entitle an optionee to receive a number of shares of Common Stock, without payment to the Company, determined by dividing--(1) the total number of shares which the optionee is eligible to purchase as of the exercise date under the related option multiplied by the amount by which the Fair Market Value of a share of Common Stock on the exercise date of the right exceeds the Fair Market Value of a share of Common Stock on the date, as determined by the Committee, that the right or related option was granted to the optionee; by (2) the Fair Market Value of a share of Common Stock on the exercise date.

(c) In lieu of issuing shares on an exercise of a right, the Committee may elect to pay the cash equivalent of the Fair Market Value on the date of exercise of any or all the shares which would otherwise be issuable pursuant to such exercise.

(d) Shares under an option to which a right is related shall be used not more than once to calculate a number of shares or cash to be received pursuant to an exercise of such right.

(e) The number of shares which may be purchased pursuant to an exercise of the related option will be reduced to the extent such shares are used in calculating the number of shares or cash to be received pursuant to an exercise of a related right.

(f) In the event of Termination of Employment of a Participant holding an outstanding right, the right shall be exercisable only to the extent and upon the conditions that its related option is exercisable.

3.5 Restricted Stock Grants. The Committee shall have the authority to award Common Stock to Eligible Employees by grant (a "Grant") upon such terms and conditions as it shall establish, subject in all events to the following limitations, restrictions and provisions of general application:

(a) Except as expressly provided below, the Common Stock awarded by a Grant shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the period or periods established by the Committee (each such period, a "Restricted Period"). Common Stock subject to a Restricted Period may be used to exercise options pursuant to Section 3.3(a). The Committee may establish different Restricted Periods applicable to such number of the shares of Common Stock evidenced by a single Grant as it deems appropriate.

(b) The Common Stock awarded by a Grant shall be issued by the Company as of the date of the Grant. During the Restricted Period, the Participant shall be entitled to vote the shares. Shares issued as a consequence of stock dividends, splits or reclassifications shall be issued subject to the same limitations, restrictions and provisions applicable to the Common Stock with respect to which they are issued.

(c) In the event of Termination of Employment of a Participant during a Restricted Period, except Termination Upon a Change of Control or termination by reason of death or Disability, ownership of the Common Stock subject to any Restricted Period at the date of Termination of Employment and all rights therein shall be forfeited to the Company, unless otherwise expressly provided by the Committee. In the event of Termination of Employment by reason of Retirement of a Participant during a Restricted Period, the Committee or its designee in the sole discretion of either may provide, before the Participant's Retirement, that the Restricted Period applicable to any outstanding Grant at the date of Retirement shall lapse immediately upon the Participant's Retirement.

(d) In the event of Termination Upon a Change of Control or Termination of Employment by reason of death or Disability of a Participant during a Restricted Period, the Restricted Period applicable to any outstanding Grant at the date of Termination of Employment shall lapse immediately.

(e) The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Committee, provided, however, that no Restricted Period shall lapse during an approved leave of absence unless expressly provided by the Committee.

(f) Notwithstanding the other provisions of this Section 3.5, options which have been granted under this Plan to any Company employees who become employed by Lincoln National Corporation or one or more of its subsidiaries or affiliates on or about January 1, 1998 as a result of the sale of the assets of the CIGNA Individual Insurance Division and which options remain unexercised and unexpired as of December 31, 1997, shall not expire before the earlier of (1) 10 years from the date of grant or (2) the later of the close of business on March 31, 1998 or ninety (90) days following the closing of such sale of assets.

3.6 Dividend Equivalent Rights. The Committee shall have the authority to grant dividend equivalent rights to Eligible Employees upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application:

(a) Each right may relate to a specific option granted under this Plan and may be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee, or each right may be granted independent of any option.

(b) The right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the quarterly dividend declared and paid by the Company on one share of Common Stock. If the right relates to a specific option, the period shall not extend beyond the earliest of the date the option is exercised, the date any stock appreciation right related to the option is exercised, or the expiration date set forth in the option.

(c) The Committee shall determine at time of grant whether payment pursuant to a right shall be immediate or deferred and whether it shall be in the form of cash or Common Stock, or a combination of cash and Common Stock. If immediate, the Company shall make payments pursuant to each right within 90 days after the Company has paid the quarterly dividend to holders of Common Stock. If deferred, the payments shall accumulate (with interest computed in a manner to be determined by the Committee) until a date or event specified by the Committee and then shall be made within 90 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan.

(d) In the event of Termination of Employment (including termination during an approved leave of absence) of a Participant for any reason, any dividend equivalent right held by such Participant at Termination of Employment shall be forfeited, unless otherwise expressly provided by the Committee.

3.7 Common Stock in Lieu of Other Awards. The Committee shall have the authority to award an Eligible Employee Common Stock, including Common Stock awarded by a Grant under Section 3.5, (collectively referred to as a "Stock Payment") in lieu of all or a portion (determined by the Committee) of an award otherwise payable pursuant to a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan. The Stock Payment shall comprise the number of shares of Common Stock that have an aggregate Fair Market Value, determined as of the Payment Date, equal to the amount of the award in lieu of which the Stock Payment is made. All Stock Payments shall be subject to the following limitations and provisions of general application:

(a) Unless the Committee, in its sole discretion, provides otherwise, a Stock Payment which has been awarded to a Participant who dies or whose employment otherwise terminates before the Payment Date, shall be paid in the form of Common Stock to the Participant (or to his spouse or estate).

(b) The right to receive all or a portion of Stock Payments in the form of Common Stock shall be deferred if the Participant has elected to defer the award otherwise payable in cash under a Deferred Compensation Plan, subject to the provisions of such Deferred Compensation Plan.


                                    ARTICLE 4
                        Shares Authorized under the Plan

4.1 Maximum Number Authorized. The number of shares of Common Stock Authorized to be issued pursuant to stock options, rights, Grants or Stock Payments awarded under this Plan is 3,500,000.

4.2 Maximum Number Per Participant. No more than 10% of the maximum number of shares of Common Stock authorized pursuant to this Plan shall be acquired by any one Participant by way of option (including Common Stock subject to option), right, Grant or Stock Payment under this Plan.

4.3 Unexercised Options, Grant Forfeitures and Options Exercised with Common Stock.

(a) All Common Stock (1) under options granted under this Plan which expire or are canceled or surrendered or (2) which is forfeited pursuant to Section 3.5, shall be available for further awards under this Plan upon such expiration, cancellation, surrender or forfeiture; and

(b) Any Common Stock which is used by a Participant as full or partial payment to the Company for the purchase of Common Stock acquired upon exercise of a stock option granted under this Plan, and any shares withheld by the Company to satisfy a Participant's tax withholding obligations, shall be available for further awards under this Plan.

4.4 No Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to this Plan.

4.5 Source of Shares. Common Stock may be issued from authorized but unissued shares or out of shares held in CIGNA Corporation's treasury, or both.


                                    ARTICLE 5
                             Antidilution Provisions

Except as otherwise expressly provided herein, the following provisions shall apply to all Common Stock authorized for issuance, and options, granted or awarded under this Plan:

5.1 Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under this Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised stock options (but without adjustment to the aggregate option price) and in the number of shares of Common Stock then subject to Restricted Periods under a Grant.

5.2 Merger, Exchange or Reorganization. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of CIGNA Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Common Stock for which options, rights, Grants and Stock Payments may be or may have been awarded under this Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a Change of Control of CIGNA Corporation, the Committee, with the approval of a majority of the members of the Board of Directors who are not then Participants, may modify any and all outstanding options, rights, Grants and Stock Payments (except those deferred pursuant to Section 3.7(b)), so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to exercise any such options or stock appreciation right or the unqualified ownership of Common Stock subject to a Grant or the accelerated payment of any deferred dividend equivalent rights.


                                    ARTICLE 6
                             Administration of Plan

6.1 General Administration. The Plan is to be administered by the Committee, subject to such requirements for review and approval by the Board of Directors as the Board of Directors may establish.

6.2 Administrative Rules. The Committee shall have the power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret and rule on any questions respecting any provision of this Plan.

6.3 Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

6.4 Decisions Binding. Decisions of the Committee concerning this Plan shall be binding on CIGNA Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Employees and Participants.


                                    ARTICLE 7
                                   Amendments

All amendments to this Plan shall be in writing and shall be effective when approved by the Board of Directors, provided, however, that an amendment shall not be effective without the prior approval of the shareholders of CIGNA Corporation if such approval is necessary under Internal Revenue Service or Securities and Exchange Commission regulations, or the rules of the New York Stock Exchange or any applicable law. The Board of Directors may make any changes required to conform this Plan and option agreements with applicable provisions of the Internal Revenue Code or regulations thereunder pertaining to Incentive Stock Options. Unless otherwise expressly provided by an amendment or the Board of Directors, no amendment to this Plan shall apply to grants of options, rights or Restricted Stock made before the effective date of the amendment.


                                    ARTICLE 8
                                Other Provisions

8.1  Effective Date. This Plan is effective on May 1, 1991 (the "Effective
Date").

8.2 Duration of the Plan. The Plan shall remain in effect until all options and rights granted under this Plan have been satisfied by the issuance of Common Stock, or terminated under the terms of this Plan, provided that options, rights, Grants and Stock Payments under this Plan must be awarded on or after the Effective Date.

8.3 Early Termination. Notwithstanding the provisions of Section 8.2, the Board of Directors may terminate this Plan at any time; but no such action by the Board of Directors shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.

8.4 General Restriction. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board of Directors.

8.5  Awards Not Assignable.

(a) No derivative security (as defined in rules promulgated under Section 16 of the Securities Exchange

Act of 1934), including any right to receive Common Stock (such as options, stock appreciation rights or similar rights) or any right to payment pursuant to this Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including options, stock appreciation rights or similar rights) shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representatives.

(b) Notwithstanding the restrictions set forth above in Section 8.5(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant, including, without limitation, grants made before the effective date of this Section 8.5(b)) derivative securities which may be transferred without consideration by the Participant during his lifetime to any member of his immediate family, to a trust established for the exclusive benefit of one or more members of his immediate family, to a partnership of which the only partners are members of his immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 8.5(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, "immediate family" shall mean, with respect to any person, a spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.6 Withholding Taxes. Whenever Common Stock is to be issued or delivered in satisfaction of options or other awards granted hereunder, the Company shall have the right to require the Participant to remit an amount sufficient to satisfy federal, state and local withholding taxes prior to delivery of any certificate for such shares. The Committee may require, or permit, the Participant to remit such amount in whole or in part in Common Stock. If the Committee permits a Participant to elect to remit such amount in Common Stock, any such election shall be made on or prior to the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish such additional conditions as it deems appropriate. If the Participant remits such amount in Common Stock, the number of shares of Common Stock delivered to or on behalf of a Participant shall be reduced by the number of shares so remitted. Common Stock so remitted shall be valued using the Fair Market Value of Common Stock as of the date the withholding obligation arises.

8.7 Safekeeping of Certificates. The certificate evidencing Common Stock awarded by a restricted stock grant or purchased upon exercise of an option shall be retained for safekeeping by the Company, or by a custodian appointed by the Company, except the Committee may in its discretion cause the certificate to be delivered to the Participant after a restricted stock grant or a purchase upon exercise of an option. The Company will deliver any such retained certificates that are not subject to a Restricted Period to the Participant within a reasonable period after a Participant requests delivery of such certificates.